Exhibit 99.1

LogicMark, Inc. Announces Second Quarter 2022
Financial and Operational Results

Louisville, KY, August 11, 2022 – LogicMark, Inc. (Nasdaq: LGMK), a provider of personal emergency response systems (PERS), health communications devices, and technology for the growing care economy, announces financial and operating results for the second quarter ended June 30, 2022.

Highlights Include:

●	Revenue growth of 21% in Q2 and 34% YTD

●	Launched Direct-to-Consumer sales channel in July 2022

●	Enhanced website and e-commerce functionality to enable direct purchases

●	Investing in sales team to drive strong revenue growth

●	Strong balance sheet with $11.1 million in cash and no debt at June 30, 2022

Chia-Lin Simmons, LogicMark’s Chief Executive Officer, commented, “In the second quarter, we continued our momentum with year-over-year revenue growth over 20% and YTD approaching 35%. LogicMark continues its exciting transformation into a technology company focused on building solutions for the new care economy, driven by our proprietary remote care and activity monitoring solutions that leverage our core business and position us to deliver new products and monitored services. In July, we officially launched our Direct-to-Consumer sales channel through our new e-commerce website.

“I’m very pleased to report that we continue to deliver on promises we’ve made to shareholders to improve our financial condition and corporate governance while, managing costs, and expanding our intellectual property portfolio. LogicMark continues to lay a solid foundation to build compelling solutions. We are on track with expanding our product and service offerings which we expect will diversify revenue generation and continue to drive steady growth. We hope this will increase our margins and further position us as a leader in the new care economy. We look forward to providing further updates on the exciting developments in the coming quarters,” concluded Ms. Simmons.

Q2 2022 Financial Results

Revenue for the second quarter ended June 30, 2022, was $3.4 million, up 21% over the year-ago period. Revenue growth was driven by improved sales to VA hospitals and clinics, and from replacement sales of 4G Guardian Alert 911 Plus devices to customers holding the older version being impacted by 3G sunsetting. The impact of this replacement program was largely completed by the end of the second quarter.

Gross profit for the second quarter increased 17% over the year-ago period. The increase in gross profit was primarily driven by higher sales. Gross margin for the second quarter was 59% versus 61% in the second quarter of 2021. The decline was due to a shift in product mix toward the lower margin Guardian Alert 911 Plus units as well as higher shipping costs.

Direct operating costs in the second quarter were $337,000, increasing 32% over the year-ago period, driven by the Company’s business decision to provide free replacements for 3G sunsetting units still under warranty. Selling and marketing increased to $275,000, up $185,000 from the second quarter of 2021 as a result of higher sales commissions, recruiting expense for additional sales personnel and increased spending on investor relations, public relations and social media support. Research and development expenses declined to $205,000 versus $279,000 in the prior year. General and administrative expenses were $2.1 million in the second quarter of 2022, up from $1.1 million in the year-ago period. The increase in general and administrative was due to adding resources to support revenue growth, new product development and finance and administrative infrastructure related expenses.

Net loss applicable to Common shareholders in the second quarter was $1.2 million, or $0.13 per share versus a net loss of $1.2 million or $0.22 per share in the prior-year period.

Cash balance as of June 30, 2022 was $11.1 million versus $12.0 million at December 31, 2021.

Investor Call and SEC Filings

On August 11, 2022, at 1:30 pm Pacific Time, or 4:30 pm Eastern Time, management will host a conference call and live webcast to discuss the Company’s financial and operations results for the second quarter ended June 30, 2022 and provide a corporate update. A question-and-answer session will follow managements remarks.

All participants wishing to dial into the conference call must register to obtain a conference dial in number and their unique conference ID by following the link: https://registrations.events/direct/ID60124

To listen to the live webcast please visit the LogicMark Investor Relations website here, or at https://edge.media-server.com/mmc/p/z2eyk375. A webcast replay will be available through August 11, 2022, at the same link. The associated press release, SEC filings, and webcast replay will also be accessible on the Company’s investor relations website.

About LogicMark, Inc.

LogicMark, Inc. (Nasdaq: LGMK) provides personal emergency response systems (PERS), health communications devices and IoT technologies to create a Connected Care Platform. The Company’s devices give people the ability to receive care at home and confidence to age in place. LogicMark revolutionized the PERS industry by incorporating two-way voice communication technology directly into its medical alert pendant and providing this life-saving technology at a price point that everyday consumers can afford. The Company’s PERS technologies are sold through the United States Veterans Health Administration and dealers/distributors.  LogicMark has been awarded a contract by the U.S. General Services Administration that enables the Company to distribute its products to federal, state, and local governments.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy and expectations regarding its growth, market, products and services. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; the Company’s ability to maintain its Nasdaq listing for its common stock; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC.

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Investor Relations Contact:

CORE IR

Investor@logicmark.com

Financial tables to follow:

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LogicMark, Inc.

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2022	2021
Assets
Current Assets
Cash	$11,144,085	$12,044,415
Restricted cash	59,988	210,131
Accounts receivable, net	258,509	98,749
Inventory, net	622,893	1,237,280
Prepaid expenses and other current assets	773,509	849,190
Total Current Assets	12,858,984	14,439,765

Property and equipment:
Equipment	412,135	410,444
Furniture and fixtures	35,761	35,761
Website and other	171,217	9,427
	619,113	455,632
Accumulated depreciation	(446,975)	(455,632)
Property and equipment, net	172,138	-
Right-of-use assets, net	216,345	248,309
Product development costs	269,268	-
Goodwill	10,958,662	10,958,662
Other intangible assets, net of amortization of $4,516,204 and $4,127,920, respectively	4,093,171	4,476,647

Total Assets	$28,568,568	$30,123,383

Liabilities, Redeemable Series C Preferred Stock and Stockholders’ Equity

Current Liabilities
Accounts payable	$788,511	$492,431
Accrued expenses	862,223	849,285
Total Current Liabilities	1,650,734	1,341,716
Other long-term liabilities	349,006	385,196
Total Liabilities	1,999,740	1,726,912

Commitments and Contingencies (Note 8)

Redeemable Series C Preferred Stock
Redeemable Series C Preferred Stock, par value $0.0001 per share: 2,000 shares designated; 200 shares issued and outstanding as of June 30, 2022 and December 31, 2021	1,807,300	1,807,300

Stockholders’ Equity
Preferred Stock, par value $0.0001 per share: 10,000,000 shares authorized
Series F Preferred Stock, par value $0.0001 per share: 1,333,333 shares designated; 173,333 shares issued and outstanding as of June 30, 2022, aggregate liquidation preference of $520,000 as of June 30, 2022, and December 31, 2021	520,000	520,000
Common Stock, par value $0.0001 per share: 100,000,000 shares authorized; 9,608,937 and 9,163,039 issued and outstanding as of June 30, 2022 and December 31, 2021	961	917
Additional paid-in capital	105,318,990	104,725,115
Accumulated deficit	(81,078,423)	(78,656,861)

Total Stockholders’ Equity	24,761,528	26,589,171

Total Liabilities, Redeemable Series C Preferred Stock and Stockholders’ Equity	$28,568,568	$30,123,383

LogicMark, Inc.

CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021 (1)	2022	2021 (1)
Revenues	$3,367,692	$2,782,575	$7,018,380	$5,221,256
Costs of goods sold	1,364,586	1,074,878	2,811,891	2,064,265
Gross Profit	2,003,106	1,707,697	4,206,489	3,156,991

Operating Expenses
Direct operating cost	336,544	255,859	810,987	500,528
Selling and marketing	275,011	89,781	464,216	169,904
Research and development	204,592	279,450	467,077	593,344
General and administrative	2,115,700	1,078,258	4,451,647	2,457,327
Other expense	2,000	14,697	32,084	25,268
Depreciation and amortization	194,691	201,324	389,054	405,181

Total Operating Expenses	3,128,538	1,919,369	6,615,065	4,151,552

Operating Loss	(1,125,432)	(211,672)	(2,408,576)	(994,561)

Other Income and (Expense)
Interest income (expense)	13,159	(389,541)	13,159	(1,250,789)
Forgiveness of Paycheck Protection Program loan and accrued interest	-	45,466	-	349,176
Warrant modification expense	-	-	-	(2,881,729)
Total Other Expense, Net	13,159	(344,075)	13,159	(3,783,342)

Loss before Income Taxes	(1,112,273)	(555,747)	(2,395,417)	(4,777,903)
Income tax (expense) benefit	-	-	-	-
Net Loss	(1,112,273)	(555,747)	(2,395,417)	(4,777,903)
Preferred stock dividends	(88,144)	(615,000)	(176,144)	(2,170,801)

Net Loss Applicable to Common Stockholders	$(1,200,417)	$(1,170,747)	$(2,571,561)	$(6,948,704)

Net Loss Per Share - Basic and Diluted	$(0.13)	$(0.22)	$(0.27)	$(1.37)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	9,594,746	5,331,190	9,538,666	5,076,636

(1)	Expenses in 2021 have been reclassified to conform to the 2022 presentation format.

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